Altra Reports Third-Quarter 2015 Results
Delivered Strong Operating Cash Flow During the Quarter
Returned $6.3 Million to Shareholders Through Stock Repurchases

BRAINTREE, Mass., October 23, 2015 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the third quarter ended September 30, 2015.
Financial Highlights

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Third-quarter 2015 net sales were $183.1 million, compared with $202.5 million in the third quarter of 2014, a decrease of 9.6%. The decrease in net sales was driven by an unfavorable impact from foreign exchange of 5.7% and an organic sales decline of 3.9%.

•
Third-quarter net income was $10.2 million, or $0.39 per diluted share, compared with $6.9 million, or $0.25 per diluted share, in the third quarter of 2014. Non-GAAP net income in Q3 2015 was $11.3 million, or $0.43 per diluted share, compared with $12.2 million, or $0.45 per diluted share, a year ago.*

•	Strong cash flow from operations led to free cash flows of $27.7 million during the quarter.

•
The Company accelerated its purchases of Altra stock, purchasing $6.3 million, or approximately 254,000 shares, during the third quarter under its $50 million repurchase program. Since the program's inception in May 2014, the Company has purchased approximately $31.9 million, or 1.1 million shares, under the program.

•
Altra amended its credit facility on October 22, 2015. The amendment resulted in a two-year extension of the term, the elimination of the existing term loans, more favorable pricing and an increase in total borrowing capacity under the new, all revolver, $350 million facility.

•
During the third quarter, the Company realigned its three business segments as part of its business simplification efforts. This new structure is better aligned across Altra’s end markets and will better facilitate the Company’s strategic initiatives for growth, procurement and facility consolidation.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	September 30, 2015		September 30, 2014
Net income attributable to Altra Industrial Motion Corp.	$10,221	$29,299	$6,946	$31,108

Restructuring costs	651	4,994	1,643	1,643
Amortization of inventory fair value adjustment	—	—	113	2,264
European workers compensation claim	—	—	355	355
Supplier warranty provision	2,069	2,069	—	—
Acquisition related expenses	77	738	18	899
Tax impact of above adjustments	(828)	(2,368)	(592)	(1,548)
Tax impact of foreign reorganizations	$(924)	$(924)	$3,758	$3,758
Non-GAAP net income*	$11,266	$33,808	$12,241	$38,479
Non-GAAP diluted earnings per share*	$0.43	$1.28	$0.45	$1.41

In Thousands of Dollars, except per share amounts

•	Reconciliation of Non-GAAP Gross Profit*:

	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	September 30, 2015		September 30, 2014
Gross Profit	$55,800	$174,259	$62,333	$190,599
Gross profit as a percent of net sales	30.5%	30.4%	30.8%	30.4%
Supplier warranty provision	2,069	2,069	—	—
Amortization of inventory fair value adjustment	—	—	113	2,264
Non-GAAP Gross Profit*	$57,869	$176,328	$62,446	$192,863
Non-GAAP Profit as a percent of net sales	31.6%	30.8%	30.8%	30.7%
In Thousands of Dollars, except per share amounts

Management Comments
“Altra again delivered strong results during the third quarter on excellent execution of our cost-reduction and restructuring initiatives combined with lower material costs," said Carl Christenson, Altra's Chairman and CEO. "Despite a nearly 10% decline in revenues we increased non-GAAP gross profit margin by 80 basis points year over year. We were also very pleased with our cash generation during the quarter bringing year to date free cash flow to over $44 million. In addition, we amended and extended our credit facility, which provides us with increased liquidity, more flexibility and better pricing as we continue to manage all cost areas efficiently for the benefit of shareholders.”*

Business Outlook
“We have seen a broad based decline in global industrial demand through the first nine months of 2015. Furthermore we expect the challenges in our agriculture, oil & gas, mining and metals end markets to continue for some time, as many OEMs have just begun to implement restructuring and cost reduction programs. Additionally, we have seen end markets that were previously unaffected begin to soften,” Christenson said. “From a geographic perspective, sentiment in Europe appears stable, while the outlook for North American industrial activity deteriorated further and the outlook in Asia remains uncertain."
“As these conditions persist, we are managing the business to the level of market demand. We expect ongoing benefits from the restructuring and cost reduction initiatives we began earlier this year. These initiatives include the Bauer profit improvement plan, which has gained significant traction at the bottom line. We are excited about the progress we have made and the additional opportunities we have to improve margins under our business simplification plan.”
As a result of weakness in certain of the company’s end markets, Altra is lowering its previous annual revenue guidance and expects annual sales in the range of $745 to $755 million. The Company is also narrowing its non-GAAP diluted EPS guidance to the range of $1.60 to $1.68 for 2015. This guidance includes savings from the restructuring actions taken to date. The Company now expects its tax rate for the full year to be approximately 29% to 31% before discrete items. Altra continues to expect capital expenditures in the range of $24 to $26 million and now expects depreciation and amortization in the range of $30 to $31 million.*
Conference Call
The Company will conduct an investor conference call to discuss its unaudited third quarter financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on October 23 through midnight on October 30, 2015. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13622162). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	September 30, 2015		September 30, 2014		September 30, 2015		September 30, 2014
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$183,053		$202,520		$573,024		$627,856
Cost of sales	127,253		140,187		398,765		437,257
Gross profit	$55,800		$62,333		$174,259		$190,599
Gross profit as a percent of net sales	30.5%		30.8%		30.4%		30.4%
Selling, general & administrative expenses	34,279		39,067		105,733		117,828
Research and development expenses	4,210		3,818		13,506		11,719
Restructuring Charges	651		1,643		4,994		1,643
Income from operations	$16,660		$17,805		$50,026		$59,409
Income from operations as a percent of net sales	9.1%		8.8%		8.7%		9.5%
Interest expense, net	2,924		3,000		8,858		8,991
Other non-operating (income) expense, net	685		(313)		606		446
Income before income taxes	$13,051		$15,118		$40,562		$49,972
Provision for income taxes	2,830		8,170		11,326		18,843
Income tax rate	21.7%		54.0%		27.9%		37.7%
Net income	10,221		6,948		29,236		31,129
Net loss (income) attributable to non-controlling interest	—		(2)		63		(21)
Net income attributable to Altra Industrial Motion Corp.	10,221		6,946		29,299		31,108

Weighted Average common shares outstanding
Basic	26,145		26,648		26,140		26,785
Diluted	26,145		27,334		26,184		27,557

Net income per share
Basic	$0.39		$0.26		$1.12		$1.16
Diluted	$0.39		$0.25		$1.12		$1.13

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$16,660		$17,805		$50,026		$59,409

Restructuring costs	651		1,643		4,994		1,643
Amortization of inventory fair value adjustment	—		113		—		2,264
European workers compensation claim	—		355		—		355
Supplier warranty provision	2,069		—		2,069		—
Acquisition related expenses	77		18		738		899
Non-GAAP income from operations *	$19,457		$19,934		$57,827		$64,570

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	10,221		6,946		29,299		31,108

Restructuring costs	651		1,643		4,994		1,643
Amortization of inventory fair value adjustment	—		113		—		2,264
European workers compensation claim	—		355		—		355
Supplier warranty provision	2,069		—		2,069		—
Acquisition related expenses	77		18		738		899
Tax impact of above adjustments	(828)		(592)		(2,368)		(1,548)
Tax impact of foreign reorganizations	(924)		3,758		(924)		3,758
Non-GAAP net income *	$11,266		$12,241		$33,808		$38,479

Non-GAAP diluted earnings per share *	$0.43	(1)	$0.45	(2)	$1.28	(3)	$1.41	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.6% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 27.8% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.4% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.0% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	September 30, 2015	December 31, 2014
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$49,649	$47,503
Trade receivables, net	104,400	106,458
Inventories	126,036	132,736
Deferred income taxes	9,162	9,240
Income tax receivable	3,634	6,247
Prepaid expenses and other current assets	11,089	8,617
Total current assets	303,970	310,801
Property, plant and equipment, net	152,760	156,366
Intangible assets, net	99,480	110,730
Goodwill	98,314	102,087
Deferred income taxes	902	987
Other non-current assets, net	2,641	3,592
Total assets	$658,067	$684,563

Liabilities, non-controlling interest and stockholders' equity
Current liabilities
Accounts payable	$46,565	$44,298
Accrued payroll	21,691	23,254
Accruals and other current liabilities	37,849	33,591
Deferred income taxes	122	120
Income tax payable	2,148	3,189
Current portion of long-term debt	12,713	15,176
Total current liabilities	121,088	119,628
Long-term debt, less current portion and net of unaccreted discount	227,189	240,576
Deferred income taxes	51,893	53,226
Pension liabilities	8,474	9,993
Long-term taxes payable	650	629
Other long-term liabilities	701	869
Redeemable non-controlling interest	—	883
Total stockholders' equity	248,072	258,759
Total liabilities, redeemable non-controlling interest and stockholders' equity	$658,067	$684,563

Reconciliation to operating working capital:
Trade receivables, net	104,400	106,458
Inventories	126,036	132,736
Accounts payable	(46,565)	(44,298)
Operating working capital *	$183,871	$194,896

	Year to Date Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$29,236	$31,129
Adjustments to reconcile net income to net cash flows:
Depreciation	16,232	17,238
Amortization of intangible assets	6,437	6,884
Amortization of deferred financing costs	689	699
(Gain)/Loss on foreign currency, net	(128)	461
Amortization of inventory fair value adjustment	—	2,264
Accretion of debt discount, net	2,740	2,527
Loss on impairment / disposal of fixed assets	856	195
Provision for deferred taxes	—	1,350
Stock based compensation	3,231	2,633
Changes in assets and liabilities:
Trade receivables	(1,552)	(11,452)
Inventories	2,367	5,276
Accounts payable and accrued liabilities	7,106	(6,682)
Other current assets and liabilities	(2,609)	9,704
Other operating assets and liabilities	(1,060)	(188)
Net cash flows from operating activities	63,545	62,038
Cash flows from investing activities
Purchase of property, plant and equipment	(19,181)	(16,464)
Proceeds from sale of land	1,201	274
Acquisition of Guardian, net of $2.0 million cash received	—	(15,092)
Net cash flows from investing activities	(17,980)	(31,282)
Cash flows from financing activities
Payments on Term Loan Facility	(16,027)	(21,478)
Payments on Revolving Credit Facility	(9,000)	(9,190)
Dividend payments	(7,130)	(8,644)
Proceeds from equipment loan	1,100	2,245
Payment of equipment loans	(3,639)	(1,028)
Proceeds from mortgages	7,085	—
Borrowing under Revolving Credit Facility	6,000	5,000
Purchase of non-controlling interest in Lamiflex	(878)	—
Shares surrendered for tax withholding	(1,182)	(1,447)
Payments on mortgages and other	(352)	(435)
Purchases of common stock under share repurchase program	(14,285)	(12,816)
Net cash flows from financing activities	(38,308)	(47,793)
Effect of exchange rate changes on cash and cash equivalents	(5,111)	(3,573)
Net change in cash and cash equivalents	2,146	(20,610)
Cash and cash equivalents at beginning of year	47,503	63,604
Cash and cash equivalents at end of period	$49,649	$42,994

Reconciliation to free cash flow:
Net cash flows from operating activities	63,545	62,038
Purchase of property, plant and equipment	(19,181)	(16,464)

Free cash flow *	$44,364	$45,574

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amount	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales
Couplings Clutches & Brakes	$85,760	$100,363	$265,225	$298,633
Electromagnetic Clutches & Brakes	50,393	49,793	166,279	169,563
Gearing	48,783	54,028	147,599	165,478
Eliminations	(1,883)	(1,664)	(6,079)	(5,818)
Total	$183,053	$202,520	$573,024	$627,856

Income from operations
Couplings Clutches & Brakes	$8,910	$13,107	$29,672	$35,140
Electromagnetic Clutches & Brakes	4,771	4,071	16,293	18,192
Gearing	6,197	6,566	17,022	18,651
Restructuring	(651)	(1,643)	(4,994)	(1,643)
Corporate	(2,567)	(4,296)	(7,967)	(10,931)
Total	$16,660	$17,805	$50,026	$59,409

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-

GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing consolidation and cost reduction activities, the impact and timing of the Company's Business Simplification Plan and other potential cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2015 financial information, and the Company's guidance for full year 2015.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the

Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com